UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2011
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34464 (Commission File Number)	27-0659371 (I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950
Denver, CO (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     Resolute Energy Corporation (the “Company”) held its Annual Meeting of Stockholders on June 2, 2011. Of the 60,418,589 shares of common stock issued and outstanding as of the record date, 55,797,834 shares of common stock (approximately 92.35%) were present or represented by proxy at the Annual Meeting. The results of the voting on the matters submitted to the stockholders are as follows:
     (1) Election of Richard L. Covington, James M. Piccone and Robert M. Swartz as Class II Directors, to serve until the 2014 annual meeting of stockholders or until their successors have been duly elected and qualified:

			BROKER
NAME	FOR	WITHELD	NON-VOTES
Richard L. Covington	52,510,902	600,627	2,686,105
James M. Piccone	52,956,829	154,700	2,686,105
Robert M. Swartz	52,924,004	187,525	2,686,105
     (2) Approval, by non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
52,889,943	199,441	22,145	2,686,105
     (3) Selection, by non-binding advisory vote, of the frequency at which stockholders of the Company will be asked to approve, by non-binding advisory vote, the compensation paid to the Company’s Named Executive Officers:

EVERY YEAR	EVERY OTHER YEAR	EVERY THIRD YEAR	ABSTAIN	BROKER NON-VOTES
33,627,205	39,275	19,374,056	70,993	2,686,105
     (4) Approval of an amendment to the Company’s 2009 Performance Incentive Plan to (i) increase the maximum number of shares available for award under the plan to 6,500,000 shares and (ii) make other administrative amendments to the plan:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
44,559,893	8,535,921	15,715	2,686,105
     (5) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

FOR	AGAINST	ABSTAIN
55,758,240	37,094	2,300

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 3, 2011

RESOLUTE ENERGY CORPORATION
By:	/s/James M. Piccone
James M. Piccone
President